                                                                     Exhibit 5.1

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750

                                 June 6, 2001

Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

Re:  Comcast Corporation
     Registration Statement on Form S-8

Ladies and Gentlemen:

     Reference is made to a Registration Statement on Form S-8 of Comcast Corporation (the "Company") which is being filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers 4,250,000 shares of the Company's Class A Special Common Stock, par value $1.00 per share (the "Shares"), which may be issued pursuant to the Comcast Corporation 2001 Employee Stock Purchase Plan (the "Plan").

     We have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws, the Plan and such certificates, records, statutes and other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

          Based on the foregoing, it is our opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

          The opinion set forth above is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended and the federal securities laws as in effect on the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ Pepper Hamilton LLP

                              Pepper Hamilton LLP

                                       2